Exhibit 10.1

THERAGENICS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.           Purpose.  The purpose of the Theragenics Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of Theragenics Corporation (the “Company”) and its Subsidiaries (as defined herein) with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company (“Common Stock”).  The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.     Definitions.

              (a)     “Authorization” means the authorization notice that the Company will provide to each Employee which the Employee must complete to participate in the Plan.

              (b)     “Beginning Date” means January 1, April 1, July 1, and October 1.

              (c)     “Calendar Quarter” means the following three-month periods: (i) January 1 to March 31, (ii) April 1 to June 30, (iii) July 1 to September 30, and (iv) October 1 to December 31.

              (d)     “Compensation” means the Employee’s base rate of salary in the case of exempt employees or the Employee’s pay based on hourly rates in the case of non-exempt employees, including Section 401(k) and Section 125 contributions, paid to an Employee by the Company or a designated Subsidiary with respect to a Calendar Quarter.

              (e)     “Employee” means any person who: (i) is customarily employed for more than twenty (20) hours per week; (ii) is customarily employed for more than five (5) months per calendar year; and (iii) an employee, determined in accordance with Code Section 3401(c) and the regulations thereunder, of the Company or any Subsidiary designated from time to time by the Company’s Board of Directors.

              (f)      “Exercise Date” means March 31, June 30, September 30, and December 31.

              (g)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting the Option under the Plan, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              (h)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting the option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                3.           Eligibility.

              (a)     Each Employee who has been employed by the Company or a Subsidiary for at least one year preceding the Beginning Date in each Calendar Quarter shall be eligible to participate in the Plan for the ensuing Calendar Quarter; provided, however, the Company may exclude from participation any Employee who is a citizen or resident of a foreign jurisdiction if the grant of the option is prohibited under the laws of the foreign jurisdiction or compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Code Section 423.  Options under the Plan shall be granted only to Employees.

              (b)     No Employee shall be granted an option:

        (1)        if, immediately after the grant that Employee would own stock (applying the attribution rules of Code Section 424(d) and treating stock which the Employee may purchase under outstanding options (whether or not the options qualify for tax treatment under Code Section 421(a)) as stock owned by the Employee) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

        (2)        which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

4.     Offering Period.  The offering period shall be the Calendar Quarter.  Each Calendar Quarter will begin on a Beginning Date and will end on the Exercise Date which occurs three months later.

5.     Participation.  An Employee may become a participant for a Calendar Quarter by completing the Authorization and filing it with the Company on or before the date established by the Company. Employees whose Authorizations are received after that date may not participate in the Plan for that Calendar Quarter.  Notwithstanding the foregoing, the Company may provide that any Authorization constitutes a standing election by the Employee until revoked or modified by the Employee in accordance with rules established by the Company.  However, except as provided in Paragraph 6(d), a participant must complete and file any Authorization to increase or reduce the participant’s deductions by the date established by the Company in the Calendar Quarter preceding the Calendar Quarter that it is to become effective.  All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of Common Stock which may be purchased under such options may vary in a uniform manner according to Compensation.

6.     Method of Payment.  A participant shall contribute to the Plan through payroll deductions, as follows:

              (a)     A participant shall on his Authorization elect to have deductions made from the participant’s Compensation on each payday during the Calendar Quarter at a rate which, expressed as a percentage, shall be at least one percent (1%) and not exceed ten percent (10%) of the participant’s Compensation.

              (b)     All payroll deductions made for a participant shall be credited to the participant’s account under the Plan.

              (c)     Payroll deductions for a participant shall commence on the first payday following the first day of each Calendar Quarter, and shall end on the last day of that Calendar Quarter, unless the participant sooner withdraws as authorized under Paragraph 10.

              (d)     A participant may not alter the rate of payroll deductions during the Calendar Quarter, except to stop payroll deductions.  Any request to stop payroll deductions will be effective as of the first payroll period following the date of the processing of such request.

7.          Granting of Option.

              (a)     A participant shall be granted an option for a number of shares of Common Stock for a Calendar Quarter, subject to the adjustments provided for in Paragraph 15 of the Plan, determined according to the following procedure:

Step 1	Determine the amount of payroll deductions withheld for participation in the Plan for the Calendar Quarter;

Step 2	Determine the amount which represents eighty-five percent (85%) of the lower of fair market value of a share of Common Stock on the (i) Beginning Date or (ii) Exercise Date; and

Step 3	Divide the amount determined in Step 1 by the amount determined in Step 2 and round the quotient down to the nearest whole number.

Notwithstanding the foregoing, the number of shares of Common Stock subject to each participant’s option for each Calendar Quarter shall not exceed $6,250 divided by the fair market value per share determined as of the Beginning Date.

             (b)     In each Calendar Quarter, the option price of shares of Common Stock to be purchased with a participant’s payroll deductions shall be the lower of (i) eighty-five percent (85%) of the fair market value of the shares on the Beginning Date, or (ii) eighty-five percent (85%) of the fair market value of the shares on the Exercise Date.

             (c)     Fair market value shall be determined on the applicable date, or if that is not a business day, on the most immediately preceding business day with respect to which the information required in the following clauses is available, as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price; (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the Nasdaq Stock Market; (iii) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by the Nasdaq Stock Market; or (iv) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

8.     Exercise of Option.  A participant’s option for the purchase of shares during a Calendar Quarter will be automatically exercised on the last day of that Calendar Quarter for the purchase of the maximum number of full shares which the sum of the payroll deductions credited to the participant’s account on that Exercise Date can purchase at the option price.

9.     Delivery.  As soon as administratively feasible after each Exercise Date, the Company shall deliver to each participant the shares purchased upon the exercise of the option.  The disposition of any payroll deductions credited to the participant’s account during the Calendar Quarter not used for the purchase of shares (the “Cash Excess”) because fractional shares cannot be purchased under the Plan shall be credited to the participant’s payroll deductions for the next Calendar Quarter or, if the participant has stopped participating in the Plan, the Cash Excess shall be returned to the participant.  If the Cash Excess is attributable to the $6,250 limit in Section 7(a), it shall be returned to the Participant.

10.   Withdrawal.

              (a)     A participant may withdraw payroll deductions credited to the participant’s account under the Plan at any time during a Calendar Quarter by giving written notice to the Company.  A participant who for any reason, including retirement or death, ceases to be an Employee prior to the Exercise Date during any Calendar Quarter will be deemed to have withdrawn from the Plan on the date of retirement, death or other termination of employment.

              (b)     Upon the withdrawal of a participant from the Plan under the terms of subparagraph (a) above, the participant’s outstanding options under the Plan shall immediately terminate.

              (c)     In the event a participant withdraws from the Plan for any reason, all deductions credited to the participant’s account plus earnings thereon, if any, shall be paid to the participant, or, in the event of the participant’s death, to the person or persons entitled thereto under the terms of Paragraph 14, as soon as administratively feasible after the date of the participant’s retirement or other termination of employment, or after receipt by the Company of the participant’s notice of withdrawal, or notification of the participant’s death, as the case may be.  No further deductions will be made from the participant’s Compensation.

              (d)     A participant’s withdrawal will not have any effect upon the participant’s eligibility to participate in the Plan during a subsequent Calendar Quarter.

11.        Stock.

              (a)     The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose.  The maximum number of shares made available for sale under the Plan shall be two hundred fifty thousand (250,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15.  If the total number of shares for which options are to be exercised in accordance with Paragraph 8 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

              (b)     A participant will have no interest in shares covered by the option until such option has been exercised.

              (c)     Shares to be delivered to a participant under the Plan shall be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Exercise Date, in the names of the participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

12.    Administration.  The Plan shall be administered by a committee (the “Committee”) which shall consist of not less than two (2) members of the Company’s Board of Directors, who shall be appointed by the Board of Directors of the Company.  The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Committee in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.  The Board of Directors of the Company may at any time and from time to time remove members from, or add members to, the Committee, or to fill vacancies.

13.   Designation of Beneficiary.

              (a)     A participant may file with the Company a written designation of a beneficiary who is to receive any cash to the participant’s credit under the Plan in the event of the participant’s death before an Exercise Date, or any shares of Common Stock and cash to the participant’s credit under the Plan in the event of the participant’s death on or after an Exercise Date but prior to the delivery to the participant of such shares and cash.  A beneficiary may be changed by the participant at any time by notice in writing to the Company.

              (b)     Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the time of the participant’s death of a beneficiary designated by the participant in accordance with the preceding subparagraph, the Company shall deliver such shares and/or cash to the beneficiary.  In the event a participant dies not survived by a then living or in existence beneficiary designated by the participant in accordance with the preceding subparagraph, the Company shall deliver such shares and/or cash to the personal representative of the estate of the deceased participant.

              (c)     No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

14.    Transferability.  Except as provided in Section 13, neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be transferable by the participant other than by will or the laws of descent and distribution, and the option shall be exercisable during the participant’s lifetime only by the participant.  Any attempted transfer not permitted by the Plan shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

15.    Adjustments Upon Changes in Capitalization.  The number of shares subject to an option and the option exercise price per share shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of Common Stock that cause the per share value of the shares of Common Stock underlying the option to change, such as a stock dividend or stock split (each, an “Equity Restructuring”).  No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Committee under this paragraph shall be conclusive.

In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, that in each case is not an Equity Restructuring, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated, or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled.  The adoption of a plan of dissolution or liquidation by the Company shall cause every option outstanding hereunder to terminate, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by the provisions of the preceding sentence.

The Committee may make any adjustment under this Section in a manner that would result in there not being a “modification” (within the meaning of Code Section 424(h)) of the outstanding options.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option except as specifically provided otherwise in this Paragraph 15.  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

16.   Amendment or Termination.

              (a)    The Board of Directors of the Company may at any time terminate or amend the Plan.  No termination shall affect options previously granted, and no amendment which would change any option heretofore granted in a manner which would adversely affect the rights of any participant shall be made.

              (b)     Approval of the stockholders of the Company shall be required within twelve (12) months before or after the Board approves any amendment which would require the sale of more shares than are authorized under the Plan or a change in corporations whose employees are permitted to be granted options under the terms of the Plan.

(c) If required or advisable, the Board of Directors of the Company may condition any amendment to the Plan on approval of the stockholders of the Company.

17.    Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18.    No Contract.  This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee.  Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon the Employee or as a participant of the Plan.

19.    Approval of Stockholders.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 25 day of February, 2010.

THERAGENICS CORPORATION

		By:	/s/ Bruce W. Smith

Title: Secretary

ATTEST:

/s/ Francis J. Tarallo

Title:	Chief Financial Officer

[CORPORATE SEAL]